News Release
Mercury Systems to Acquire Embedded Security, RF and Microwave, and Custom Microelectronics Businesses from Microsemi Corporation

•	Acquisition creates Defense industry’s largest commercial embedded secure processing company

•	Adds secure solid-state storage to Mercury’s industry-leading processing capabilities

•	Nearly doubles Mercury’s RF and Microwave business, adding capabilities, scale and synergies

•	Provides new capabilities in embedded security and custom microelectronics

•	Transaction expected to be highly accretive to FY17 adjusted EPS and adjusted EBITDA margin

•	Expects to raise target financial model to 22 - 26% adjusted EBITDA margin in FY17

CHELMSFORD, Mass. − March 23, 2016 − Mercury Systems, Inc. (NASDAQ: MRCY, www.mrcy.com), today announced that it has signed a definitive agreement with Microsemi Corporation (NASDAQ: MSCC) to acquire the embedded security, RF and Microwave, and custom microelectronics businesses of Microsemi. For the twelve months ended September 27, 2015, these businesses had combined revenues of approximately $100 million and pro forma standalone adjusted EBITDA of approximately $28 million. The businesses are primarily focused on the defense electronics market and employ a total of approximately 275 people based at facilities in Phoenix, Ariz., Camarillo, Calif., San Jose, Calif., and West Lafayette, Ind.

Pursuant to the terms of the agreement, Mercury will acquire these businesses for a total purchase price of $300 million. The acquisition and associated transaction expenses are expected to be funded with a combination of committed financing for a new $265 million bank term loan A and approximately $50 million of Mercury’s cash on hand. In addition to the term loan, the financing also includes a new $75 million revolving credit facility which is not expected to be drawn at closing. The transaction is expected to be highly accretive to fiscal 2017 adjusted EPS and adjusted EBITDA margin.

“The single transaction we’re announcing today covers all three major parts of our business and, in effect, positions Mercury as the defense industry’s largest commercial embedded secure processing company,” said Mark Aslett, President & CEO of Mercury. “The transaction adds secure solid-state storage to our array of industry-leading, pre-integrated processing subsystems capabilities. It nearly doubles the size of our RF and Microwave business, adding new capabilities, scale and synergies. In addition, it provides us with new capabilities in embedded security and mixed signal system-on-chip processing. All these capabilities are highly aligned with our business from a strategic perspective, so there couldn’t be a better fit with our existing strategy and solutions portfolio.”

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Systems to Acquire Embedded Security, RF and Microwave, and Custom Microelectronics Businesses from Microsemi Corporation, Page 2

“I'm excited about the abilities of these Microsemi businesses to bring new capabilities to Mercury's impressive mix of pre-integrated subsystems in support of numerous defense programs and platforms,” said Charlie Leader, Microsemi’s executive vice president and general manager. “There is an excellent fit strategically, culturally and operationally between the businesses to be acquired and Mercury.” Mr. Leader and his team will be joining Mercury as part of the transaction.

The acquisition is subject to customary closing conditions, including approval pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The transaction is currently expected to close during Mercury's fiscal 2016 fourth quarter ending June 30, 2016.

For more information on the acquisition, visit www.mrcy.com/acquisition.

In addition, Mercury management will host a conference call and simultaneous webcast on Wednesday, March 23, 2016, at 5:00 p.m. ET to discuss the acquisition.

To join the conference call, dial (877) 303-6977 in the USA and Canada, or (760) 298-5079 in all other countries. Please call five to ten minutes prior to the scheduled start time. The live audio webcast and accompanying management presentation can be accessed from the 'Events and Presentations' page of Mercury's website at www.mrcy.com/investor.

A replay of the webcast will be available two hours after the call and archived on the same web page for six months.

Mercury Systems – Innovation That Matters™
Mercury Systems (NASDAQ:MRCY) is a leading commercial provider of secure processing subsystems designed and made in the USA. Optimized for customer and mission success, Mercury’s solutions power a wide variety of critical defense and intelligence programs. Headquartered in Chelmsford, Mass., Mercury is pioneering a next-generation defense electronics business model specifically designed to meet the industry’s current and emerging technology needs. To learn more, visit www.mrcy.com.

Forward-Looking Safe Harbor Statement
This press release contains certain forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, including those relating to the transactions described herein. You can identify these statements by the use of the words “may,” “will,” “could,” “should,” “would,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “forecast,” “probable,” “potential,” and similar expressions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. Such risks and uncertainties include, but are not limited to, continued funding of defense programs, the timing and amounts of such funding, general economic and business conditions, including unforeseen weakness in the Company’s markets, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in completing engineering and manufacturing programs, changes in customer order patterns, changes in product mix, continued success in technological advances

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Systems to Acquire Embedded Security, RF and Microwave, and Custom Microelectronics Businesses from Microsemi Corporation, Page 3 and delivering technological innovations, changes in, or in the U.S. Government’s interpretation of, federal export control or procurement rules and regulations, market acceptance of the Company's products, shortages in components, production delays or unanticipated expenses due to performance quality issues with outsourced components, inability to fully realize the expected benefits from acquisitions and restructurings, or delays in realizing such benefits, challenges in integrating acquired businesses and achieving anticipated synergies, changes to export regulations, increases in tax rates, changes to generally accepted accounting principles, difficulties in retaining key employees and customers, unanticipated costs under fixed-price service and system integration engagements, and various other factors beyond our control. These risks and uncertainties also include such additional risk factors as are discussed in the Company's filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2015. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

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Contact:
Gerry Haines, CFO
Mercury Systems, Inc.
+1 978-967-1990

Mercury Systems and Innovation That Matters are trademarks of Mercury Systems, Inc. Other product and company names mentioned may be trademarks and/or registered trademarks of their respective holders.

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY